Securities and Exchange Commission
                     Washington, D.C. 20549


                            Form 8-K

                         Current Report


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):
                       December 29, 2000



                           Cadiz Inc.
       (Exact name of issuer as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


             0-12114                    77-0313235
      (Commission File Number)  (IRS Employer Identification No.)



100 Wilshire Boulevard, Suite 1600, Santa Monica, CA    90401
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (310) 899-4700





ITEM 5.   OTHER EVENTS.

     On December 29, 2000, Cadiz Inc. ("Cadiz") issued $5,000,000 in newly authorized Series D Convertible Preferred Stock. Concurrently, Cadiz' wholly owned subsidiary, Sun World International, Inc. ("Sun World"), borrowed $5,000,000 pursuant to a two-year unsecured term loan. The proceeds of these financing transactions will be used for general corporate and working capital purposes.

     The Preferred Stock was issued to two institutional investment funds. The loan to Sun World was made by the same two funds. As additional consideration in connection with these transactions, Cadiz issued 50,000 shares of common stock, 200,000 immediately vesting warrants and 125,000 conditional warrants.


ITEM 7.   EXHIBITS.

4.1 Certificate of Designations of Series D Preferred Stock of Cadiz Inc., dated December 28, 2000.

4.2  Certificate of Correction Filed to Correct a Certain
          Error in the Certificate of Designations of Series D
          Preferred Stock of Cadiz Inc. Filed in the
          Office of the Secretary of State of Delaware on December 28, 2000.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Cadiz Inc.



                              By:  /s/  Stanley E. Speer
                                 Stanley E. Speer
                                 Chief Financial Officer


Dated:  January 2, 2001